Exhibit 99.1

Cambium Networks Reports Second Quarter 2023 Financial Results

Morgan Kurk Announced as President & Chief Executive Officer

•
Revenues of $59.5 million, decreased 23% sequentially, and decreased 14% year-over-year
•
Record Point-to-Point revenues of $25.1 million, up 39% sequentially, and increased 60% year-over-year
•
Gross margin of 49.1%, non-GAAP(1) gross margin of 50.3%
•
Operating loss of $2.7 million, non-GAAP(1) operating income of $1.6 million
•
Net loss of $2.6 million or $0.10 per diluted share, non-GAAP(1) net income of $0.9 million or $0.03 per diluted share
•
Adjusted EBITDA(1) of $2.8 million or 4.7% of revenues

ROLLING MEADOWS, Ill., Aug. 1, 2023 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the second quarter 2023 ended June 30, 2023.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q2 2023	Q1 2023	Q2 2022	Q2 2023	Q1 2023	Q2 2022
Revenues	$59.5	$77.4	$69.3	$59.5	$77.4	$69.3
Gross margin	49.1%	51.2%	48.3%	50.3%	52.1%	48.9%
Operating margin	(4.5)%	7.2%	3.8%	2.8%	12.2%	9.1%
Net (loss) income	$(2.6)	$4.3	$2.3	$0.9	$6.8	$5.0
Adjusted EBITDA margin				4.7%	13.4%	11.3%

1Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter 2023 ended June 30, 2023.

“Our second quarter results were disappointing as a result of lower demand for Enterprise products caused by lower order volumes from distributors and high channel inventories, and a challenging macroeconomic environment, especially in EMEA,” said Atul Bhatnagar. “The company has recently initiated a cost reduction plan to increase profitability ahead of our next phase of growth which includes the FCC’s anticipated approval of 6 GHz spectrum products, the ramp of our 28 GHz cnWave 5G fixed, 60 GHz cnWave technologies for service providers, and the expansion of our fiber-based solutions.”

Bhatnagar continued, “We remain confident that new product cycles for next generation multi-gigabit fixed wireless and fiber products, increased government funding in North America, defense, and a return to growth for our Enterprise business will drive future growth.”

Cambium also announced that Morgan Kurk, most recently a senior executive at Honeywell International, and prior to that, the executive vice president broadband market segment leader and chief technology officer at CommScope, has been appointed president and chief executive officer, effective immediately. Mr. Kurk has also joined the company’s board of directors. Atul Bhatnagar is stepping down as the company’s CEO but will continue to serve as a member of the company’s board of directors.

“Cambium has established itself as a leader in the fixed wireless broadband and wireless networking categories and has achieved many product innovations since its spin-off from Motorola in 2011. We could not be more thrilled to have Morgan lead Cambium in the next phase of its journey. As a proven industry leader with a three-decade track record of delivering outstanding results, Morgan brings the right vision, experience and energy to drive growth at the company for years to come,” said Robert Amen, Cambium’s chairman. “We also want to acknowledge and thank Atul for his many years of leadership in establishing a culture of growth, integrity and innovation and in leading Cambium to where it is today.”

“Cambium's technology, blue-chip customers, and market position present significant opportunities to scale. As CEO, my focus will be on continuing to build shareholder value by fostering a culture of operational excellence and innovation, and driving profitable growth in a highly dynamic market,” said Mr. Kurk.

“I am extremely proud of our entire Cambium team and what we have accomplished over the past ten years. I want to express deep gratitude to Team Cambium for their unwavering support all these years in creating a highly innovative growth company. I look forward to assisting Morgan through a successful transition and continuing to serve our shareholders as a director,” said Mr. Bhatnagar.

Revenues of $59.5 million for the second quarter 2023 decreased $9.8 million year-over-year primarily as a result of lower revenues for Enterprise products as a result of higher channel inventories and slowing European economies, and decreased Point-to-Multi-Point revenues due to less demand from service providers ahead of the ramp of product transitions to new technologies, partially offset by record Point-to-Point revenues due to higher defense revenues. Revenues for the second quarter 2023 decreased by $17.9 million compared to $77.4 million for the first quarter 2023, primarily due to lower Enterprise revenues partially offset by higher Point-to-Point and Point-to-Multi-Point revenues.

GAAP gross margin for the second quarter 2023 was 49.1%, compared to 48.3% for the second quarter 2022, and 51.2% for the first quarter 2023. GAAP operating loss for the second quarter 2023 was $2.7 million, compared to operating income of $2.7 million for the second quarter 2022, and $5.6 million for the first quarter 2023. GAAP net loss for the second quarter 2023 was $2.6 million, or net loss of $0.10 per diluted share, compared to net income of $2.3 million, or net earnings of $0.08 per diluted share for the second quarter 2022, and net income of $4.3 million, or net earnings of $0.15 per diluted share for the first quarter 2023.

Non-GAAP gross margin for the second quarter 2023 was 50.3%, compared to 48.9% for the second quarter 2022, and 52.1% for the first quarter 2023. Non-GAAP operating income for the second quarter 2023 was $1.6 million, compared to $6.3 million for the second quarter 2022, and $9.4 million for the first quarter 2023. Non-GAAP net income for the second quarter 2023 was $0.9 million, or a net income of $0.03 per diluted share, compared to net income of $5.0 million, or $0.18 per diluted share for the second quarter 2022, and net income of $6.8 million, or $0.24 per diluted share, for the first quarter 2023. For the second quarter 2023, adjusted EBITDA was $2.8 million or 4.7% of revenues, compared to adjusted EBITDA of $7.8 million or 11.3% of revenues for the second quarter 2022, and $10.4 million or 13.4% of revenues for the first quarter 2023.

Net cash used in operating activities was $4.5 million for the second quarter 2023, compared to net cash provided by operating activities of $10.0 million for the second quarter 2022, and net cash used in operating activities of $6.0 million for the first quarter 2023. Cash totaled $32.0 million as of June 30, 2023, $14.0 million lower than June 30, 2022.

Second Quarter 2023 Highlights

•
Revenues of $59.5 million, decreased 23% sequentially, and were lower by 14% year-over-year.
•
GAAP net loss of $2.6 million or $0.10 per diluted share, non-GAAP net income of $0.9 million or $0.03 per diluted share, compared to GAAP net income of $2.3 million, or $0.08 per diluted share for the second quarter 2022, and non-GAAP net income of $5.0 million or $0.18 per diluted share for the second quarter 2022.
•
Adjusted EBITDA of $2.8 million or 4.7% of revenues, compared to $7.8 million or 11.3% of revenues for the second quarter 2022.
•
Net cash used in operating activities was $4.5 million, compared to net cash provided by operating activities of $10.0 million for the second quarter 2022.
•
Surpassed 14 million radios shipped since becoming a standalone company.
•
Increased net new channel partners by approximately 1,600 year-over-year, an increase of over 13%.
•
Devices under cnMaestro® cloud management increased 17% year-over-year.

Cambium Networks’ financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Third Quarter 2023 Financial Outlook

Taking into account our current visibility, the financial outlook as of August 1, 2023, for the third quarter ending September 30, 2023, is expected to be as follows:

•
Revenues between $62.0-$70.0 million
•
GAAP gross margin between 48.7%-50.2%; and non-GAAP gross margin between 49.8%-51.3%
•
GAAP operating expenses between $30.5-$31.5 million; and non-GAAP operating expenses between $25.6-$26.6 million
•
GAAP operating (loss) income between ($0.3)-$3.6 million; and non-GAAP operating income between $5.2-$9.2 million
•
Interest expense, net of approximately $0.7 million
•
GAAP net (loss) income between $(0.8)-$2.4 million or between ($0.03) and $0.08 per diluted share; and non-GAAP net income between $3.7-$6.9 million or between $0.13 and $0.25 per diluted share
•
Adjusted EBITDA between $6.3-$10.3 million; and adjusted EBITDA margin between 10.2%-14.8%
•
GAAP effective tax rate of approximately 0.0%; and non-GAAP effective tax rate of approximately 17.0%-21.0%
•
Approximately 28.0 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million
•
Cash interest expense: approximately $0.5 million
•
Capital expenditures: $4.0-$4.5 million

Full Year 2023 Financial Outlook

•
Revenues between $265.0-$275.0 million, representing a decline of 7% to 11%
•
GAAP gross margin between 49.2%-50.6%; and non-GAAP gross margin between 50.2%-51.6%
•
GAAP net income between $2.3-$7.6 million or between $0.08 and $0.27 per diluted share; and non-GAAP net income between $16.7-$21.9 million or between $0.59 and $0.78 per diluted share
•
Adjusted EBITDA margin between 10.5%-12.6%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, August 1, 2023. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BIba7cb7ea94fa45bbb6d50fbc12d1e8e2. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks President & CEO, Morgan Kurk, CFO, Andrew Bronstein, and Atul Bhatnagar will hold one-on-one meetings virtually with investors and present on Wed., August 9, 2023, at the Oppenheimer 26th Annual Technology, Internet & Communications Conference, and will hold one-on-one meetings in person on Tue., Aug. 29, 2023, at the Jefferies Semiconductor, IT Hardware & Communications Technology Summit in Chicago, Ill., and Tue., Sept. 19, 2023, at the Northland Capital Markets Institutional Investor Conference.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences, and device connectivity, with compelling economics. Our ONE Network platform simplifies management of Cambium Networks wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We deliver connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023 and Form 10-Q filed on May 9, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of political tensions between the United States and other countries such as the war between Russia and Ukraine and tensions with China; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; and current or future unfavorable economic conditions, both domestically and in foreign markets.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	June 30, 2023	March 31, 2023	June 30, 2022

Revenues	$59,542	$77,401	$69,296
Cost of revenues	30,300	37,741	35,857
Gross profit	29,242	39,660	33,439
Gross margin	49.1%	51.2%	48.3%
Operating expenses
Research and development	13,008	14,262	11,440
Sales and marketing	11,528	11,670	10,842
General and administrative	5,836	6,667	6,958
Depreciation and amortization	1,573	1,496	1,534
Total operating expenses	31,945	34,095	30,774
Operating (loss) income	(2,703)	5,565	2,665
Operating margin	-4.5%	7.2%	3.8%
Interest expense, net	579	597	407
Other expense, net	64	154	(371)
(Loss) income before income taxes	(3,346)	4,814	2,629
(Benefit) provision for income taxes	(704)	538	307
Net (loss) income	$(2,642)	$4,276	$2,322

Earnings per share
Basic	$(0.10)	$0.16	$0.09
Diluted	$(0.10)	$0.15	$0.08
Weighted-average number of shares outstanding to compute (loss) earnings per share
Basic	27,432,705	27,341,013	26,836,853
Diluted	27,432,705	28,452,855	27,588,772

Share-based compensation included in costs and expenses:
Cost of revenues	$59	$56	$50
Research and development	1,388	1,269	1,011
Sales and marketing	728	700	578
General and administrative	887	850	878
Total share-based compensation expense	$3,062	$2,875	$2,517

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash	$31,978	$48,162
Accounts receivable, net of allowance of $600 and $577	86,819	89,321
Inventories, net	82,348	57,068
Recoverable income taxes	98	117
Prepaid expenses	8,042	11,857
Other current assets	9,020	6,464
Total current assets	218,305	212,989

Noncurrent assets
Property and equipment, net	11,375	11,271
Software, net	10,484	8,439
Operating lease assets	4,823	4,011
Intangible assets, net	8,424	9,173
Goodwill	9,842	9,842
Deferred tax assets, net	16,106	12,782
Other noncurrent assets	929	955
TOTAL ASSETS	$280,288	$269,462
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$30,067	$31,284
Accrued liabilities	26,364	28,042
Employee compensation	5,852	7,394
Current portion of long-term external debt, net	3,166	3,158
Deferred revenues	8,307	8,913
Other current liabilities	15,323	8,429
Total current liabilities	89,079	87,220
Noncurrent liabilities
Long-term external debt, net	23,212	24,463
Deferred revenues	9,281	8,617
Noncurrent operating lease liabilities	3,033	2,170
Other noncurrent liabilities	1,632	1,619
Total liabilities	126,237	124,089
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at June 30, 2023 and December 31, 2022; 27,603,028 outstanding at June 30, 2023 and 27,313,273 outstanding at December 31, 2022	3	3
Additional paid in capital	146,528	138,997
Treasury shares, at cost, 244,504 shares at June 30, 2023 and 209,461 shares at March 31, 2023	(5,509)	(4,922)
Accumulated earnings	14,456	12,822
Accumulated other comprehensive loss	(1,427)	(1,527)
Total shareholders’ equity	154,051	145,373
TOTAL LIABILITIES AND EQUITY	$280,288	$269,462

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Cash flows from operating activities:
Net (loss) income	$(2,642)	$4,276	$2,322
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of software and intangible assets	2,222	2,095	1,904
Amortization of debt issuance costs	79	75	76
Share-based compensation	3,062	2,875	2,517
Deferred income taxes	(1,805)	(1,519)	80
Provision for inventory excess and obsolescence	(276)	1,336	80
Other	69	(231)	(87)
Change in assets and liabilities:
Receivables	9,165	(8,973)	(10,082)
Inventories	(13,739)	(12,601)	(7,312)
Prepaid expenses	2,734	1,069	8,748
Accounts payable	134	(1,474)	11,899
Accrued employee compensation	(931)	(584)	(642)
Other assets and liabilities	(2,593)	7,697	483
Net cash (used in) provided by operating activities	(4,521)	(5,959)	9,986
Cash flows from investing activities:
Purchase of property and equipment	(667)	(1,569)	(1,554)
Purchase of software	(1,796)	(1,537)	(933)
Net cash used in investing activities	(2,463)	(3,106)	(2,487)
Cash flows from financing activities:
Repayment of term loan	(657)	(656)	(656)
Issuance of ordinary shares under ESPP	1,102	—	1,127
Taxes paid related to net share settlement of equity awards	(285)	(148)	(487)
Proceeds from share option exercises	105	387	103
Net cash provided by (used in) financing activities	265	(417)	87
Effect of exchange rate on cash	1	16	(54)
Net (decrease) increase in cash	(6,718)	(9,466)	7,532
Cash, beginning of period	38,696	48,162	38,397
Cash, end of period	$31,978	$38,696	$45,929

Supplemental disclosure of cash flow information:
Income taxes paid	$2,639	$204	$306
Interest paid	$468	$412	$189

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Point-to-Multi-Point	$26,734	$22,292	$28,269
Point-to-Point	25,074	18,008	15,684
Enterprise	6,420	35,656	24,014
Other	1,314	1,445	1,329
Total Revenues	$59,542	$77,401	$69,296

REVENUES BY REGION
	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
North America	$39,526	$47,593	$31,140
Europe, Middle East and Africa	6,769	19,708	21,281
Caribbean and Latin America	6,015	3,685	7,960
Asia Pacific	7,232	6,415	8,915
Total Revenues	$59,542	$77,401	$69,296

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) one-time costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude one-time costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships and is excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net (loss) income	$(2,642)	$4,276	$2,322
Interest expense, net	579	597	407
(Benefit) provision for income taxes	(704)	538	307
Depreciation and amortization of software and intangible assets	2,222	2,095	1,904
EBITDA	(545)	7,506	4,940
Share-based compensation	3,062	2,875	2,517
Restructuring and other nonrecurring expenses	256	—	343
Adjusted EBITDA	$2,773	$10,381	$7,800

Adjusted EBITDA Margin	4.7%	13.4%	11.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
GAAP gross profit	$29,242	$39,660	$33,439
Share-based compensation expense	59	56	50
Amortization of capitalized software costs	648	599	370
Non-GAAP gross profit	$29,949	$40,315	$33,859
Non-GAAP gross margin	50.3%	52.1%	48.9%

GAAP research and development expense	$13,008	$14,262	$11,440
Share-based compensation expense	1,388	1,269	1,011
Restructuring and other nonrecurring expense	256	—	—
Non-GAAP research and development expense	$11,364	$12,993	$10,429

GAAP sales and marketing expense	$11,528	$11,670	$10,842
Share-based compensation expense	728	700	578
Restructuring and other nonrecurring expenses	—	—	166
Non-GAAP sales and marketing expense	$10,800	$10,970	$10,098

GAAP general and administrative expense	$5,836	$6,667	$6,958
Share-based compensation expense	887	850	878
Restructuring and other nonrecurring expenses	—	—	177
Non-GAAP general and administrative expense	$4,949	$5,817	$5,903

GAAP depreciation and amortization	$1,573	$1,496	$1,534
Amortization of acquired intangibles	375	374	419
Non-GAAP depreciation and amortization	$1,198	$1,122	$1,115

GAAP operating (loss) income	$(2,703)	$5,565	$2,665
Share-based compensation expense	3,062	2,875	2,517
Amortization of capitalized software costs	648	599	370
Amortization of acquired intangibles	375	374	419
Restructuring and other nonrecurring expenses	256	—	343
Non-GAAP operating income	$1,638	$9,413	$6,314

GAAP pre-tax (loss) income	$(3,346)	$4,814	$2,629
Share-based compensation expense	3,062	2,875	2,517
Amortization of capitalized software costs	648	599	370
Amortization of acquired intangibles	375	374	419
Restructuring and other nonrecurring expenses	256	—	343
Non-GAAP pre-tax income	$995	$8,662	$6,278

GAAP (benefit) provision for income taxes	$(704)	$538	$307
Tax rate change	(147)	28	(54)
Tax impacts of share vesting	18	(99)	—
Tax effect of Non-GAAP adjustments	(868)	(770)	(730)
All other discrete items	200	(472)	(150)
Non-GAAP provision for income taxes	$93	$1,851	$1,241
Non-GAAP ETR	9.4%	21.4%	19.8%

GAAP net (loss) income	$(2,642)	$4,276	$2,322
Share-based compensation expense	3,062	2,875	2,517
Amortization of capitalized software costs	648	599	370
Amortization of acquired intangibles	375	374	419
Restructuring and other nonrecurring expenses	256	—	343
Non-GAAP adjustments to tax	71	(544)	(204)
Tax effect of Non-GAAP adjustments	(868)	(770)	(730)
Non-GAAP net income	$902	$6,811	$5,037
Non-GAAP fully weighted basic shares	27,603	27,397	26,964
Non-GAAP fully weighted diluted shares	28,279	28,314	27,586
Non-GAAP net income per Non-GAAP basic share	$0.03	$0.25	$0.19
Non-GAAP net income per Non-GAAP diluted share	$0.03	$0.24	$0.18

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

###

Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com